Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 o: 650.493.9300 F: 650.493.6811

February 4, 2021

Pulse Biosciences, Inc.

3957 Point Eden Way

Hayward, California 94545

Re:	Public Offering of Pulse Biosciences, Inc.

Ladies and Gentlemen:

We have acted as counsel to Pulse Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a registration statement on Form S-3 (File No. 333-246346) under the Securities Act of 1933, as amended (the “Act”), that was declared effective by the Securities and Exchange Commission (the “Commission”) on August 21, 2020. Pursuant to the Registration Statement, the Company has registered the offer and sale of up to $60,000,000 of shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The offering and sale of the Shares are being made pursuant to that certain At-The-Market Equity Offering Sales Agreement, dated as of February 4, 2021 (the “Sales Agreement”), by and between the Company and Stifel, Nicolas & Company, Incorporated, as agent.

We have examined the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein; the base prospectus, dated August 21, 2020, together with the documents incorporated by reference therein, filed with the Registration Statement (the “Prospectus”); and the prospectus supplement, dated February 4, 2021, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Shares (together with the Prospectus, the “Prospectus Supplement”). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) the Sales Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than the Company); (v) that the shares of Common Stock will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement; and (vi) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

We express no opinion herein as to the laws of any state or jurisdiction, other than the Federal laws of the United States of America, and the General Corporation Law of the State of Delaware (the “DGCL”), as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction.

AUSTIN BEIJING BOSTON BRUSSELS HONG KONG LONDON LOS ANGELES NEW YORK PALO ALTO SAN DIEGO SAN FRANCISCO SEATTLE SHANGHAI WASHINGTON, DC WILMINGTON, DE

Pulse Biosciences, Inc.

February 4, 2021

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued, delivered and paid for in accordance with the terms of the Sales Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, each Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation